Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of PTL Limited (the “Company”) of our report dated July 30, 2024, with respect to our audits of the consolidated financial statements of the Company as at December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023 and 2022 which appear in such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ J&S Associate PLT

J&S Associate PLT

Kuala Lumpur, Malaysia

September 20, 2024